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                                                                     EXHIBIT 5.1


                     [Letterhead of Conyers Dill & Pearman]



22nd October, 1997

RenaissanceRe Holdings Ltd.
8 - 12 East Broadway
Pembroke HM 19
Bermuda

Dear Sirs,

RE:  RenaissanceRe Holdings Ltd. (the "Company")

We have acted as your Bermuda counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 as amended ("Act") of the United States of America, with respect to the proposed offering to the public by shareholders of the Company of up to 4,000,000 common shares, and of up to 600,000 common shares solely to cover over allotment options, (the "Common Shares"), par value US$1.00 per share of the Company.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, including the prospectus contained therein, and originals or copies of the memorandum of association and bye-laws of the Company. We have also examined such certificates of directors and officers of the Company, minutes and draft minutes of meetings of directors and of shareholders of the Company and such other certificates, agreements, instruments and documents in Bermuda as we have deemed necessary in order to render the opinions set forth below.

We have assumed:

(i) The genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us;

(ii) The accuracy and completeness of all factual representations and warranties made in the documents, and of the minutes and the draft minutes of meetings of directors and of shareholders of the Company, examined by us;

(iii) That there is no provision of the law of any jurisdiction, other than Bermuda, which should have any implication in relation to the opinions expressed herein;

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued

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solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter, without our express prior written consent.

On the basis of and subject to the foregoing we are of the opinion that:

1. The statements in the Registration Statement, including the prospectus contained therein, under the captions "Taxation of the Company, Renaissance Reinsurance and Glencoe -Bermuda" and "Taxation of Shareholders-Bermuda Taxation", to the extent that the same constitute matters of Bermuda law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects, and such statements reflect our opinions with respect to the matters of law referred to therein.

2. The Common Shares to be sold have been duly authorised, and, based solely on a certificate of Mr. John D. Nichols Jr. as Secretary of the Company, have been validly issued and duly paid for, and as such are non-assessable; no personal liability will attach to the holders of such Common Shares solely by reason of the ownership thereof.

Our reservation with respect to the foregoing opinion is as follows:

"Non-assessability" is not a legal concept under Bermuda law, but when we describe shares as being "non-assessable" (see paragraph 2 above) we mean with respect to the shareholders of the company, in relation to fully paid shares of the company and subject to any contrary provision in any agreement in writing between that company and any one of its shareholders holding such shares but only with respect to such shareholder, that such shareholder shall not be bound by an alteration to the memorandum of association or the bye-laws of that company after the date upon which they became such shareholders, if and so far as the alteration requires them to take or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise pay money to, such company.

We hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda. Accordingly, we do not admit to being an expert within the meaning of the Act.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman